UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Item 5.02(d): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2022, the Board of Directors (the “Board”) of 22nd Century Group, Inc. (the “Company”) expanded the number of directors to eight members and appointed Lucille S. Salhany to be a Class III director on the Board, effective immediately.

Lucille Salhany, age 76, has served as President and Chief Executive Officer of JHMedia, a consulting company she founded, since 1997. She was also one of the founding partners of Echo Bridge Entertainment and CEO & President of LifeFX Networks, Inc. After serving as Chairperson of the Twentieth Television division of Fox, Ms. Salhany was appointed as the Chairmanship of Fox Broadcasting. After chairing Fox, Ms. Salhany accepted the post of Chief Executive Officer and President of United Paramount Network (UPN), launching and growing UPN to become the fifth major broadcast network. She also previously served on the Board of Directors for Echo Bridge Entertainment, Compaq / Hewlett-Packard, Fox, Inc., Avid Technologies, and American Media, Inc. Ms. Salhany was also a trustee of Emerson College and Lasell College, where she received Honorary Doctorates.

Ms. Salhany is independent under the rules of the NASDAQ market and will receive the same compensation as the Company’s other non-employee directors. The Board will appoint Ms. Salhany to Board committees at a future date.

There are no family relationships between Ms. Salhany and any director or other executive officer of the Company nor are there any transactions between Ms. Salhany or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction. Ms. Salhany was nominated pursuant to the terms of the Reorganization and Acquisition Agreement with GVB Biopharma (“GVB”) and thereafter approved by the Company’s Governance and Nominating Committee. Other than in connection with the transaction with GVB, there are no other arrangements or understandings between Ms. Salhany and any other persons or entities pursuant to which Ms. Salhany was appointed as a director of the Company.

Item 7.01 Regulation FD Disclosure.

On September 12, 2022, the Company issued a press release regarding Ms. Salhany being appointed as a director to the Board, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this item (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 99.1	Press Release
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Steven P. Przybyla
Date: September 12, 2022	Steven P. Przybyla
Vice President, General Counsel and Secretary